UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2013

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.
On November 19, 2013, NPC International, Inc. (the "Company"), a wholly-owned subsidiary of NPC Restaurant Holdings, LLC, entered into an asset purchase agreement with Wendy’s Old Fashioned Hamburgers of New York, Inc., an indirect wholly-owned subsidiary of The Wendy's Company, to acquire 53 Wendy's restaurant units located in the Salt Lake City metropolitan area for $31.3 million, plus amounts for working capital. The Company also agreed in the asset purchase agreement to acquire one additional Wendy's restaurant unit currently under development. All of the restaurant units will be owned and operated by the Company's wholly-owned subsidiary, NPC Quality Burgers, Inc., which is also a party to the asset purchase agreement. The transaction will be funded with cash on hand. The closing of the acquisition is subject to satisfaction of customary closing conditions under the asset purchase agreement. As part of the agreement, the Company will reimage certain acquired restaurants in Wendy’s new Image Activation format.

Item 7.01.    Regulation FD Disclosure
On November 20, 2013, NPC issued a press release announcing the signing of the asset purchase agreement. A copy of the press release announcing the asset purchase agreement is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Number	Description
99.1	Press Release dated November 20, 2013, issued by NPC International, Inc.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: November 20, 2013

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INDEX TO EXHIBITS
Exhibit        Description

99.1	Press Release dated November 20, 2013, issued by NPC International, Inc.

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